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                                  EXHIBIT (24)
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                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (Numbers 33-48534, 33-48535, 33-46900, 33-28441, 33-22743, 2- 66018, 2-88448
and 33-10554 on Form S-8 and Numbers 2-83427 and 33-51656 on Form S-3) of Paramount Communications Inc. of our reports dated August 27, 1993, except for Notes A and I, as to which the date is September 10, 1993, with respect to the amended consolidated financial statements of Paramount Communications Inc. included in this Transition Report (Form 10-K/A - Amendment No. 3) for the six-month period ended April 30, 1993.




                                                   ERNST & YOUNG


New York, New York
March 17, 1994